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Sun Healthcare Group, Inc. Announces First Quarter Results;

Schedules Conference Call

Irvine, Calif. (May 20, 2003) - Sun Healthcare Group, Inc. (OTC-SUHG.OB) today announced its operating results for its first quarter ended March 31, 2003.

For the quarter ended March 31, 2003, Sun reported total net revenues of $442.3 million and a net loss, before reorganization costs, income taxes, discontinued operations and extraordinary item, of $12.0 million, compared with total net revenues of $453.1 million and a net loss, before reorganization costs, income taxes, discontinued operations and extraordinary item, of $6.0 million for the three-month period ended March 31, 2002. Sun's results of operations were negatively impacted by net reductions in Medicare reimbursements of $7.6 million and an increase in patient liability costs of 41.9 percent or $4.9 million in the first quarter of 2003. Without these reimbursement cuts and increases to patient liability expenses, Sun's total net revenues and net income, before reorganization costs, income taxes, discontinued operations and extraordinary item, would have been $449.9 million and $0.5 million, respectively. The Company operated 217 long-term and other inpatient care facilities with 24,274 licensed beds on March 31, 2003, as compared with 244 facilities with 27,632 licensed beds on March 31, 2002.

For the quarter ended March 31, 2003, Sun's net revenues from its ancillary and corporate operations, which include SunScript Pharmacy Corporation, SunDance Rehabilitation Corporation, CareerStaff Unlimited, SunPlus Home Health Services, Inc. and Shared Healthcare Systems, Inc., increased $3.1 million, from $110.7 million for the three months ended March 31, 2002, to $113.8 million for the same period in 2003. The net segment loss, before restructuring costs, gain on sale of assets, reorganization costs, income taxes, discontinued operations and extraordinary item, for those operations increased $0.4 million over the same period, from a loss of $6.5 million to a loss of $6.9 million. Sun's ancillary and corporate results of operations were negatively impacted by reductions in Medicare reimbursements and changes in state Medicaid rates. As disclosed in previous SEC filings, reductions in Medicare reimbursement cuts of $1.1 million to the ancillary operations' first quarter revenues adversely impacted these results.

Net revenues from the long-term and inpatient care operations, which comprised 74.3 percent of Sun's total revenue in the first quarter of 2003, decreased $13.9 million to $328.5 million for the three months ended March 31, 2003, from $342.4 million for the same period in 2002. The net segment loss, before restructuring costs, gain on sale of assets, reorganization costs, income taxes, discontinued operations and extraordinary item from the long-term and inpatient care operations increased $2.0 million from $1.5 million for the three months ended March 31, 2002, to $3.5 million for the same period in 2003. Sun's inpatient care results of operations were negatively impacted by reductions in Medicare reimbursements of $8.7 million, which was partially offset by a market basket increase of $2.2 million. Without the reimbursement cuts and before restructuring costs, gain on sale of assets, reorganization costs, income taxes, discontinued operations and extraordinary item, Sun's inpatient care net revenues and net income would have been $335.0 million and $3.0 million, respectively.

Sun expects that its professional liability costs will continue to increase in the future with the growing trend in the number and the magnitude of litigation claims filed within the industry and because of the related difficulties of obtaining insurance coverage for those types of claims.

"We have made substantial progress in our inpatient and ancillary services quarter over quarter," said Richard K. Matros, Sun's chairman and chief executive officer. "Unfortunately, the progress we have made has been offset by reduced Medicare reimbursements and increased patient liability costs."

As previously announced, Sun is restructuring its facility portfolio to obtain, among other things, rent concessions with respect to certain facilities and to transition certain under-performing facilities to other operators. In connection with this initiative, Sun divested 21 facilities between December 31, 2002, and March 31, 2003, and those 21 facilities accounted for $1.4 million in net loss during the first quarter of 2003. Sun divested an additional 16 facilities in April 2003 and has identified 43 percent of its current facilities for possible divestiture. As of April 30, 2003, Sun withheld approximately $26.0 million in accrued rent and mortgage payments on facilities that are being restructured. Sun was released from paying $9.2 million of that amount in April.

"We continue to advance with our restructuring," said Mr. Matros. "We have successfully divested many of the facilities that we had targeted for divestiture, and we are having good dialogues with many of the landlords for the remaining facilities to be divested. As part of the restructuring, we are also looking into possible sales of assets to provide liquidity that we will need for operations in the next several months. In addition, we have implemented steps to reduce our operating and overhead costs without affecting the quality of care that we provide to our residents."

The Company emerged from bankruptcy on February 28, 2002, and adopted the provisions of fresh-start accounting effective March 1, 2002. Under these provisions, the terms of the Company's reorganization plan were implemented, assets and liabilities were adjusted to their estimated fair values, and a new entity was deemed created for financial reporting purposes. As a consequence, the financial results for the quarter ended March 31, 2003, are generally not comparable to the financial results for the same periods in the prior year. Financial results in the attached financial highlights and consolidated statements of operations and cash flows labeled "Predecessor Company" refer to periods prior to the adoption of fresh-start reporting, while those labeled "Reorganized Company" refer to periods following the Company's reorganization.

Sun and its subsidiaries have continued to receive funding under their Revolving Credit Agreement, even though the Company is in covenant default of its loan agreements and has not obtained current waivers of the defaults.

Sun's senior management will hold a conference call to discuss the Company's first quarter operating results on Thursday, May 22, at 12 p.m. EST / 9 a.m. PST. To listen to the conference call, dial (877) 516-8526 and refer to Sun Healthcare Group. A recording of the conference call will be available from 1 p.m. EST on May 22 until midnight EST on May 29 by dialing (800) 642-1687 and using access code 9768245.

###

Headquartered in Irvine, California, Sun Healthcare Group, Inc. owns many of the country's leading healthcare providers. Through its wholly-owned SunBridge Healthcare Corporation subsidiary and its affiliated companies, Sun's affiliates together operate more than 200 long-term and postacute care facilities in 25 states. In addition, the Sun Healthcare Group family of companies provides high-quality therapy, pharmacy, home care and other ancillary services for the healthcare industry.

For further information regarding the Company and the matters reported herein, see the Company's Report on Form 10-K for the year ended December 31, 2002, a copy of which is available at the Company's website at www.sunh.com.

Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: continued funding of the Company by its lenders while the Company remains in default under its loan agreements; the ability to complete asset sales on a timely basis to provide liquidity to complete its restructuring; changes in pharmacy legislation and payment formulas; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; our ability to complete a restructuring of the Company to create a viable entity; and the potential impact an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended December 31, 2002, and other public filings made with the Securities and Exchange Commission.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(in thousands except share data)
	Reorganized Company March 31, 2003	| | |	Reorganized Company December 31, 2002
			(audited)
ASSETS		|
Current assets:		|
Cash and cash equivalents	$ 28,410	|	$ 21,013
Accounts receivable, net	224,133	|	227,929
Inventory	21,223	|	21,846
Other receivables, net	3,748	|	4,762
Assets held for sale	7,837	|	6,333
Restricted cash	79,906	|	76,739
Prepaids and other assets	7,278	|	12,437
Total current assets	372,535	|	371,059
		|
Property and equipment, net	69,833	|	67,714
Notes receivable, net	1,130	|	1,506
Goodwill, net	3,894	|	3,894
Other assets, net	28,754	|	31,662
		|
	$ 476,146	|	$ 475,835
	============	|	============
LIABILITIES AND STOCKHOLDERS' DEFICIT		|
Current liabilities:		|
Current portion of long-term debt	$ 109,865	|	$ 124,183
Accounts payable	63,968	|	63,728
Accrued compensation and benefits	70,524	|	66,723
Accrued self-insurance obligations	100,990	|	116,010
Income taxes payable	11,513	|	12,700
Other accrued liabilities	81,206	|	61,959
Total current liabilities	438,066	|	445,303
		|
Accrued self-insurance obligations, net of current portion	92,747	|	65,876
Long-term debt, net of current portion	70,072	|	72,040
Unfavorable lease obligations	52,052	|	56,526
Other long-term liabilities	9,396	|	23,028
	662,333	|	662,773
		|
Minority interest	280	|	280
		|
Stockholders' deficit:		|
Reorganized Company common stock of $.01 par value, authorized 50,000,000 shares; 9,828,351 and 9,321,020 shares issud and outstanding as of March 31, 2003, and December 31, 2002, respectively.	98	| | | |	93
Additional paid-in capital	267,067	|	253,375
Accumulated deficit	(451,270)	|	(437,986)
	(184,105)	|	(184,518)
Less:		|
Unearned compensation	(2,362)	|	(2,700)
Total stockholders' deficit	(186,467)	|	(187,218)
Total liabilities and stockholders' deficit	$ 476,146	|	$ 475,835
	===========	|	===========

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements Of Operations
(in thousands except per share data)
	Reorganized Company For the Three Months Ended March 31, 2003	Reorganized Company For the One Month Ended March 31, 2002	| | | | |	Predecessor Company For the Two Months Ended February 28, 2002
			|	(audited)
			|
Net revenues	$ 442,321	$ 151,275	|	$ 301,846
Costs and expenses:			|
Operating costs	418,357	138,345	|	285,116
Corporate general and administrative	22,196	8,427	|	15,862
Depreciation and amortization	3,340	2,138	|	4,465
Provision for losses on accounts receivable	4,264	2,583	|	417
Interest, net	4,589	1,173	|	2,672
Gain on sale of assets, net	(227)	(2,089)	|	-
Restructuring costs	1,819	-	|	-
Total costs and expenses	454,338	150,577	|	308,532
			| |
(Loss) income before reorganization costs, income taxes, discontinued operations and extraordinary item	(12,017)	698	| |	(6,686)
Reorganization costs, net	-	-	|	(1,483)
			|
(Loss) income before income taxes, discontinued operations and extraordinary item	(12,017)	698	|	(5,203)
Income taxes	250	73	|	147
			|
(Loss) income before discontinued operations and extraordinary item	(12,267)	625	|	(5,350)
			|
Discontinued operations:			|
(Loss) income from discounted operations	(1,350)	176	|	(1,569)
Gain (loss) from disposal of discontinued operations, net	333	-	|	(6,070
(Loss) income from discontinued operations	(1,017)	176	|	(7,639)
			|
(Loss) income before extraordinary item	(13,284)	801	|	(12,989)
Extraordinary gain on extinguishment of debt, net	-	-	|	1,498,360
			|
Net (loss) income	$ (13,284)	$ 801	|	$ 1,485,371
	==========	=========	|	==========
Net (loss) income per common and common equivalent share:			|
Basic and diluted			|
(Loss) income before discontinued operations and extraordinary item	$ (1.22)	$ .06	|	$ (.09)
	==========	=========	|	=========
(Loss) income from discontinued operations	(.11)	.02	|	(.12)
Extraordinary item	-	-	|	24.53
			|
Net (loss) income	$ (1.33)	$ .08	|	$ 24.32
	==========	=========	|	==========
Weighted average number of common and common equivalent shares outstanding:			|
Basic and diluted	10,020	10,000	|	61,080
	==========	=========	|	==========

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
	Quarter ended
	March 31,
	2003	2002

Number of licensed beds
SNF	23,621	26,979
Hospitals	653	653

Number of facilities
SNF	208	235
Hospitals	9	9

Occupancy %
SNF - same store	88.8	88.8
Hospitals	69.4	66.3

Payor Mix % based on patient days - SNF same store
Medicare	12.1%	11.1%
Medicaid	69.4%	69.4%
Private and other	18.5%	19.5%

Payor Mix % based on patient days - Hospitals
Medicare	64.2%	62.5%
Medicaid	19.1%	17.4%
Private and other	16.7%	20.10%

Payor Mix % based on patient days - Inpatient Services
Medicare	13.1%	12.1%
Medicaid	68.4%	68.4%
Private and other	18.5%	19.5%

Revenue Mix % of revenues - SNF same store
Medicare	25.7%	26.9%
Medicaid	54.0%	52.7%
Private and other	20.3%	20.4%

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
	Quarter Ended March 31,
	2003	2002

Revenue Mix % of revenues - Hospitals
Medicare	64.8%	60.0%
Medicaid	12.9%	13.1%
Private and other	22.3%	26.9%

Revenue Mix % of revenues - Inpatient Services
Medicare	29.7%	29.8%
Medicaid	50.0%	49.8%
Private and other	20.3%	20.4%

Revenues PPD - SNF same store
Medicare (Part A)	$ 310.79	$ 348.31
Medicaid	$ 125.36	$ 121.20
Private and other	$ 154.49	$ 147.72

Revenues PPD - hospitals
Medicare (Part A)	$ 907.24	$ 814.40
Medicaid	$ 638.54	$ 677.01
Private and other	$ 1,825.54	$ 1,684.39

Revenues (in thousands)
Nursing facilities:
Medicare	$ 105,931	$ 109,626
Medicaid	178,477	182,765
Private and other	72,666	75,147
Subtotal	$ 357,074	$ 367,538

Rehab - Non-affiliated	$ 18,267	$ 18,890
Pharmacy - Non-affiliated	53,454	49,191
Temporary Staffing - Non-affiliated	18,088	18,457
Other - Non-affiliated	23,939	24,059
Subtotal	$ 113,748	$ 110,596
Other - non-core businesses	29	-
Total	$ 470,851	$ 478,135
	===========	===========

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
	Quarter Ended March 31,
	2003	2002
Pharmacy contracts
Affiliated	218	218
Non-Affiliated	471	429

Rehab contracts
Affiliated	215	219
Non-Affiliated	335	329

DSO
Inpatient Services - same store	47	50
Inpatient Services - hospitals	60	67
Rehab	87	180
Pharmacy	42	45
Staffing	92	80
Other health services	103	108

Note:

Revenue numbers include results from discontinued operations of $28.5M.